NEWS RELEASE

SEMTECH ANNOUNCES FISCAL YEAR 2008 SECOND QUARTER RESULTS

•	Q2 ORDERS HIGHEST IN SEMTECH HISTORY
•	REVENUE UP 10.7% OVER PREVIOUS QUARTER
•	18% SEQUENTIAL INCREASE IN GAAP EPS

1:30 p.m. PT
Tuesday, August 28, 2007

CAMARILLO, CALIFORNIA, August 28, 2007 - SEMTECH CORPORATION (NASDAQ: SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported unaudited financial results for its second quarter of fiscal year 2008 that ended July 29, 2007.

Net sales for the second quarter of fiscal year 2008 were $67 million, up 3.3 percent from the second quarter of fiscal year 2007 and up 10.7 percent when compared to the first quarter of fiscal year 2008.

Net income for the second quarter of fiscal year 2008, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $9.0 million or 13 cents per diluted share.  GAAP net income was $8.4 million or 11 cents per diluted share in the second quarter of fiscal year 2007 and was $7.9 million or 11 cents per diluted share in the first quarter of fiscal year 2008.  Gross profit margin for the second quarter of fiscal year 2008 was 55.2 percent compared to 54.5 percent in the second quarter of fiscal year 2007 and 54.9 percent in the first quarter of fiscal year 2008.

Non-GAAP net income for the second quarter of fiscal year 2008 was $12.5 million or 18 cents per diluted share.  Non-GAAP net income was $11.8 million or 16 cents per diluted share in the second quarter of fiscal year 2007 and was $10.6 million or 14 cents per diluted share in the first quarter of fiscal year 2008. Non-GAAP gross profit margin for the second quarter of fiscal year 2008 was 55.4 percent.  Non-GAAP gross profit margin for the second quarter of fiscal year 2007 was 55.0 percent and 55.4 percent in the first quarter of fiscal year 2008.  Non-GAAP results exclude the impact of stock based compensation, the amortization of acquisition-related intangibles, expenses associated with Semtech’s ongoing litigation against an insurer, the gain on sale of an unused parcel of land, and expenses related to the Company’s now completed investigation into its historical stock option practices, now completed restatement of past financial statements to correct errors in stock option accounting and ongoing stock option related matters including an inquiry by the SEC, a federal grand jury subpoena, and previously announced derivative litigation.

New orders exceeded shipments, resulting in a book-to-bill ratio above one. Demand was strongest in the areas of computing, industrial and handheld equipment.

Operating expenses for the second quarter of fiscal year 2008 included approximately $0.9 million related to the SEC inquiry, the grand jury subpoena, the previously announced derivative litigation, and other matters related to historical stock option practices. In the first quarter of fiscal year 2008 these expenses were $2.1 million.

Semtech had $234 million of cash, cash equivalents and marketable securities as of July 29, 2007, which was down from $364 million at the end of the first quarter of fiscal year 2008, due primarily to the $150 million accelerated stock buy-back announced in the first quarter of fiscal year 2008.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, commented, “Semtech had a good second quarter performance driven by strength in several areas of our business.  Of particular note were the very strong orders and the strong sequential revenue and EPS growth.  In addition, our Power Management business continues its return with another strong quarter. ”

The results announced today are preliminary, as they are subject to customary quarterly independent auditor review procedures.  As such, these results are subject to revision until the Company files its Quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

Third Quarter Outlook

Semtech estimates net sales for the third quarter which ends October 28, 2007 will increase fourteen to sixteen percent compared to the second quarter.  Non-GAAP earnings for the third quarter are expected to be 21 to 22 cents per diluted share.  Non-GAAP earnings for the third quarter are prior to stock-based compensation expense, amortization of intangibles and certain legal expenses.  GAAP earnings for the third quarter of fiscal year 2008 are expected to be 15 to 16 cents per diluted share.

About Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross margin, net income and earnings per diluted share.  All of these non-GAAP measures exclude stock-based compensation, acquisition related amortization of intangibles, and other items detailed above. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above, and reconciliations of GAAP results for the second quarter of fiscal year 2008 and 2007, respectively and the first quarter of fiscal 2008, appear with the financial statements later in this release.  These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications. Forward-Looking and Cautionary Statements This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations.  Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes,” ”projects,” “should,” “will,” “plans” and similar words.

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include worldwide economic and political conditions, the timing and duration of semiconductor market upturns or downturns, demand for cellular phones, personal computers and automated test equipment, demand for semiconductor devices in general, demand for the Company’s products in particular, competitors’ actions, supply from key third-party silicon wafer foundries and assembly contractors,  manufacturing costs and yields, relations with strategic customers, and risks associated with the businesses of major customers.  In addition to considering these risks and uncertainties, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2007, in the Company’s other filings with the SEC, and in material incorporated therein by reference.  In light of the risks and uncertainties inherent in forecasts of revenue and gross margin and in other projected matters, forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact
Todd German, Investor Relations, Telephone: 805-480-2004

SEMTECH CORPORATION
GAAP CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2007	2006	2007	2006
	Q2 2008	Q2 2007	(Unaudited)	(Unaudited)
	(Unaudited)	(Unaudited)

Net sales	$67,048	$64,921	$127,614	$130,864
Cost of sales	30,058	29,558	57,371	57,590
Gross profit	36,990	35,363	70,243	73,274

Operating costs and expenses:
Selling, general and administrative	17,943	17,512	36,124	32,636
Product development and engineering	10,581	10,189	20,586	20,891
Acquistion related items	275	275	551	640
Insurance recovery litigation legal expenses	324	106	499	266

Total operating costs and expenses	29,123	28,082	57,760	54,433

Operating income	7,867	7,281	12,483	18,841

Interest and other income, net	3,542	3,161	9,257	6,083

Income before taxes	11,409	10,442	21,740	24,924
Provision/(credit) for taxes	2,387	2,012	4,787	4,737

Net income	$9,022	$8,430	$16,953	$20,187

Earnings per share:
Basic	$0.13	$0.12	$0.24	$0.28
Diluted	$0.13	$0.11	$0.24	$0.27

Weighted average number of shares:
Basic	66,984	72,291	69,687	72,433
Diluted	68,844	73,929	71,212	74,311

SEMTECH CORPORATION
Notes to Consolidated GAAP Statements of Income
(Table in thousands - except per share amounts)

(1) - FAS 123R requiring the expensing of stock based compensation was adopted starting in the quarter ended April 30, 2006.
GAAP based results include pre-tax stock based compensation charges as follows:

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2007	2006	2007	2006
Stock Option Expense	Q2 2008	Q2 2007
Cost of sales	$187	$372	$497	$506
Selling, general and administrative	2,662	2,763	4,092	5,422
Product development and engineering	1,101	1,072	1,835	2,260
Total stock-based compensation	$3,950	$4,207	$6,424	$8,188

SEMTECH CORPORATION
Financial bridge – GAAP to Non-GAAP Statements of Income
(Table in thousands - except per share amounts)

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT:

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2007	2006	2007	2006
	Q2 2008	Q2 2007	(Unaudited)	(Unaudited)
	(Unaudited)	(Unaudited)

Gross profit, as reported (GAAP)	$36,990	$35,363	$70,243	$73,274

Adjustments to GAAP gross profit:
Stock-based compensation expense	187	372	497	506
Expenses related to expired options
Non-GAAP Gross profit	$37,177	$35,735	$70,740	$73,780

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME:

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2007	2006	2007	2006
	Q2 2008	Q2 2007	Q2 2008	Q2 2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income, as reported (GAAP)	$9,022	$8,430	$16,953	$20,187

Adjustments to GAAP net income:
Acquisition related items	275	275	551	640
Insurance related legal expenses	324	106	499	266
Option and restatement related expenses	875	-	2,951	-
Stock based compensation expense	3,950	4,207	6,424	8,188
Land Sale	-	-	(1,300)	-
Associated tax effect	(1,929)	(1,253)	(2,967)	(2,344)

Net Income on a Non-GAAP basis	$12,517	$11,765	$23,111	$26,937

Diluted GAAP earnings per share	$0.13	$0.11	$0.24	$0.27
Adjustments per above	$0.05	$0.05	$0.08	$0.09
Diluted non-GAAP earnings per share	$0.18	$0.16	$0.32	$0.36

SEMTECH CORPORATION
NON-GAAP STATEMENTS OF INCOME
(Table in thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	July 29,	July 30,	July 29,	July 30,
	2007	2006	2007	2006
	Q2 2008	Q2 2007	(Unaudited)	(Unaudited)
	(Unaudited)	(Unaudited)

Net sales	$67,048	$64,921	$127,614	$130,864
Cost of sales	29,871	29,186	56,874	57,084
Gross profit	37,177	35,735	70,740	73,780

Operating costs and expenses:
Selling, general and administrative	14,406	14,749	29,081	27,214
Product development and engineering	9,480	9,117	18,751	18,631

Total operating costs and expenses	23,886	23,866	47,832	45,845

Operating income	13,291	11,869	22,908	27,935

Interest and other income, net	3,542	3,161	7,957	6,083

Income before taxes	16,833	15,030	30,865	34,018
Provision for taxes	4,316	3,265	7,754	7,081

Net income	$12,517	$11,765	$23,111	$26,937

Earnings per share:
Basic	$0.19	$0.16	$0.33	$0.37
Diluted	$0.18	$0.16	$0.32	$0.36

Weighted average number of shares:
Basic	66,984	72,291	69,687	72,433
Diluted	68,844	73,929	71,212	74,311

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	July 29,	January 28,
	2007	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$179,736	$162,674
Temporary investments	25,945	125,979
Receivables, less allowances	29,170	25,588
Inventories	21,741	20,493
Deferred income taxes	3,646	3,495
Other current assets	10,524	17,698
Total Current Assets	270,762	355,927

Property, plant and equipment, net	36,655	40,573
Long-term investments	28,715	49,827
Other assets	7,869	10,166
Goodwill	32,532	32,687
Other Intangibles	3,732	4,284
Deferred income taxes	25,726	28,190
Total Assets	$405,991	$521,654

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$12,603	$9,909
Accrued liabilities	12,715	14,950
Deferred revenue	2,463	2,151
Deferred income taxes	1,480	1,500
Income taxes payable	2,632	1,974
Total Current Liabilities	31,893	30,484

Other long-term liabilities	7,682	7,450
Deferred income taxes - Non Current	2,569	2,539

Shareholders’ equity	363,847	481,181
Total Liabilities & Equity	$405,991	$521,654